EXHIBIT 10.xii
                                                                  --------------

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                        PK SPUR CO., AN OHIO CORPORATION,

                                    AS BUYER

                                       AND


                            SONICS & MATERIALS, INC.

                                    AS SELLER





                   WITH RESPECT TO NINETY PERCENT (90%) OF THE

                          ISSUED AND OUTSTANDING SHARES

                               OF COMMON STOCK OF

                                  TOOLTEX, INC.

                           DATED AS OF AUGUST 21, 2001

                            STOCK PURCHASE AGREEMENT


            THIS STOCK PURCHASE AND EXCHANGE AGREEMENT (together with all Schedules hereto, the "Agreement"), dated as of August 21, 2001 (the "Effective Date"), is entered into by and between: (i) PK SPUR CO., an Ohio corporation, (hereinafter referred to as "Buyer" and/or "PK SPUR"), and (ii) SONICS & MATERIALS, INC., a Delaware corporation (hereinafter referred to as "Seller").

            A. RECITALS

            WHEREAS, Seller owns, beneficially and of record, all of the issued and outstanding shares of the common stock, with no par value , of ToolTex, Inc., an Ohio corporation, (hereinafter referred to as "ToolTex"), comprising and constituting all of the issued and outstanding capital stock of ToolTex (the "ToolTex Shares"); and

            WHEREAS, Seller desires to sell, and Buyer desires to buy, ninety percent (90%) of the outstanding ToolTex Shares on the terms and conditions set forth in this Agreement; and

            WHEREAS, Paul Spurgeon owned the majority of the ToolTex Shares, and acted as a director of Tooltex from January 27, 1987 to July 25, 1997, and has served as President of Tooltex from July 26, 1997 to the date hereof and serves as President of Buyer.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Seller and Buyer agree as follows:

                               W I T N E S S E T H

                             ARTICLE I - DEFINITIONS

            As used in this Agreement, the following terms shall have the following meanings:

            "Agreement" - Defined in the preamble.

            "Buyer's Counsel" - Porter, Wright, Morris & Arthur LLP.

            "Closing" - The consummation of the transactions contemplated by this Agreement, which shall take place on the date agreed upon by Buyer and Seller at the offices of Buyer's Counsel and Seller's Counsel, or such other place as agreed to by Seller and Buyer, to occur by execution of documents and simultaneous delivery by facsimile, or in such manner as the Closing takes place. The Closing, when completed, shall be deemed to have been completed at 5:00 p.m., local time, on the date of Closing.

            "Code" - The Internal Revenue Code of 1986, as amended.

            "GAAP" - Generally accepted accounting principles as in effect in the United States as of the date of this Agreement.

            "Governmental Authority" - Any nation or government, any state or other political subdivision thereof, and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Indebtedness" - As to any Person, at any time, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (whether from public or private sources) (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under capitalized leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any lien or other encumbrance of any kind (other than any lien or other encumbrance of any kind in respect of operating leases) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (f) all guarantees of any Indebtedness or obligations referred to in clauses (a) through
(e) above.

            "Indemnified Party" - Defined in Section 5.3.

            "Loss" - Defined in Section 5.1.

            "Material Adverse Effect" - A material adverse effect on or a material adverse change in the business, operations, property, results of operation or financial condition of ToolTex or Buyer, as the case may be, or on the ability of Seller, ToolTex or Buyer, as the case may be, to consummate the transactions contemplated hereby.

            "Material Contracts" - All written contracts, commitments, agreements (including agreements for the borrowing of money or the extension of credit), leases, licenses, guarantees, understandings and obligations to which ToolTex is a party or by which ToolTex is bound except for (a) contracts which may be canceled by ToolTex without penalty on not more than ninety days' notice;
(b) employment contracts and miscellaneous service contracts terminable on not more than ninety days' notice without penalty; (c) purchase orders with suppliers involving payment by ToolTex of amounts less than $5,000.00 in the aggregate; (d) equipment maintenance agreements involving payment by ToolTex of amounts less than $5,000.00 per year in the aggregate; and (e) other contracts whose aggregate liabilities to the company do not exceed $5,000.00 in any twelve-month period.

            "Person" - An individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, joint venture, Governmental Authority or other individual or entity of whatever nature.

            "Receivables" - The accounts receivable accrued and owing to ToolTex.

            "Requirement of Law" - Any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law (statutory or otherwise), treaty, rule, regulation, ordinance or determination of any arbitrator or court or other Governmental

Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "SEC" - The Securities and Exchange Commission.

            "Seller's Counsel" - Tyler Cooper & Alcorn, LLP., or such other counsel as is designated by Seller.

            "Survival Date" - Defined in Section 6.14..

            "Tax" or "Taxes" - Any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

            "Tax Return" or "Tax Returns" - Any report, return declaration or other information, or any amendment thereof, required to be filed or supplied in connection with any Tax.

            "ToolTex Shares" - The shares of common stock of ToolTex owned by Seller, which, as of the Closing, constitute all of the issued and outstanding shares of capital stock of ToolTex.

                ARTICLE II - PURCHASE AND SALE OF TOOLTEX SHARES

            2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement and the representations and warranties herein made by each of the parties to this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, at the Closing, ninety percent (90%) of the ToolTex Shares, free and clear of all claims, liens, security interests and other encumbrances of any nature whatsoever.

            2.2 CONSIDERATION:

                (a) Enumeration of Consideration. The consideration to be paid by Buyer to the Seller for the ToolTex Shares shall be One Hundred Twenty-five Thousand Dollars ($125,000) in the form of a promissory note(the "Note") from Buyer to Seller, in form attached as Exhibit 2.2(a) -1 (the "Consideration"). Paul Spurgeon and ToolTex shall execute guaranties of the Note in form attached as Exhibits 2.2(a)-2 (the "Personal Guaranty") and 2.2(a)-3 (the "ToolTex Guaranty") respectively, and the ToolTex Guaranty shall be secured by a security interest in ToolTex' furniture and equipment pursuant to a Security Agreement in form attached as Exhibit 2.2(a)-4 (the "Security Agreement").

                (b) Tender of Consideration. Buyer shall at the Closing, execute and deliver the promissory note described in 2.2(a) to Seller pursuant to the provisions of this Agreement.

                  ARTICLE III -- REPRESENTATIONS AND WARRANTIES

            3.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer the following as of the Closing and with full understanding that such representations and warranties constitute a material inducement to Buyer to enter into the transaction contemplated hereby:

                (a) Share Ownership. Seller is the owner, beneficially and of record, of all of the ToolTex Shares free and clear of all liens, pledges, encumbrances, security interests and other restrictions. Seller is not a party to any option, warrant, right, contract, call, put, voting trust, buy-sell, close corporation or other agreement or commitment providing for the issuance, disposition, acquisition or voting of any of the capital stock of ToolTex, including the ToolTex Shares (other than as set forth in this Agreement).

                (b) Organization. ToolTex is duly organized, validity existing, and is in good standing under the laws of the State of Ohio. ToolTex has all requisite corporate powers and governmental authorizations to own, operate and lease its properties and assets and to carry on its business as presently conducted.

                (c) Authority of Seller. Seller has all requisite power and authority to execute and deliver this Agreement and any other agreement or document executed or to be executed by Seller in connection herewith, and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and any other agreement or document executed or to be executed by Seller in connection herewith will at Closing have been duly and validly authorized by Seller and no further such action is required on the part of Seller. This Agreement and any other agreement or document executed or to be executed by Seller in connection herewith has been or will timely be duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its respective terms, except that enforceability hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                (d) Capitalization and Long-term Indebtedness.

                    (i) ToolTex is authorized by its Articles of Incorporation to issue 850 shares of common stock with no par value. All of the shares of ToolTex's validly issued and outstanding common stock are fully paid, non-assessable and owned by the Seller. There are no shares of any other class of stock of ToolTex issued, authorized or outstanding.

                    (ii) There are no outstanding options, warrants, commitments, or agreements of any character whatsoever relating to the issuance of ToolTex's common stock or other securities.

                (e) No Conflict or Breach. The execution, delivery and performance of this Agreement by Seller does not and will not:

                    (i) conflict with or constitute a violation of the Articles of Incorporation or Code of Regulations or other constituent document or governing instrument of ToolTex, any Subsidiary of ToolTex, or Seller;

                    (ii) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, Governmental Authority or arbitrator applicable to or relating to Seller,

                    (iii) conflict with, violate or result in a breach of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument applicable to ToolTex or Seller, ToolTex's, or Seller's properties or assets, except for conflicts, violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                    (iv) result in the creation of any lien, charge, or encumbrance upon the ToolTex Shares or the assets of ToolTex;

                    (v) terminate, delay, or give any party thereto the right to terminate, delay, amend, abandon, or refuse to perform any provision of any agreement or instrument to which ToolTex is a party; or

                    (vi) require the consent or approval of any other person, governmental authority, or other entity, or any notice to or filing with any such person, authority, or entity, other than the board of directors of Seller and any other consents to be obtained by Seller and delivered at the Closing.

                (f) Title to Assets. All tangible personal property owned by ToolTex and used in or necessary to the operation of Tooltex's business (collectively, the "Tangible Personal Property") is owned by ToolTex free and clear of any liens, charges, equitable interests, options, rights of first refusal, encumbrances, claims, security interests, mortgages or pledges of any nature in favor of Seller or Seller's or ToolTex's creditors.

                (g) Absence of Certain Changes. Except with the express consent of Paul Spurgeon, Buyer's President, Seller has not since July 31, 2001,

                    (i) sold, transferred, distributed or otherwise disposed of any assets used in ToolTex's operations, except for assets not material to the conduct of ToolTex's business;

                    (ii) made, authorized, entered into, or permitted to go into effect any general wage or salary increase for the ToolTex employees as a group; other than in the ordinary course of business consistent with past practice;

                    (iii) amended or terminated, or authorized the amendment or termination of, any Material Contract;

                    (iv) caused ToolTex to incur any material obligation or liability;

                    (v) experienced or learned of any change which could reasonably be expected to have a Material Adverse Effect; or

                    (vi) agreed or committed, whether in writing or otherwise, to take any action described in this Section 3.1(g).

                (h) Compliance with Laws. To the best of Seller's knowledge, ToolTex is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or employees conducting its business, the breach or violation of which could reasonably be expected to have a Material Adverse Effect. Seller has not received any notification or communication from any Governmental Authority: (1) asserting that ToolTex is not in compliance with any of the statutes, treaties, regulations or ordinances that such Governmental Authority enforces, which noncompliance could reasonably be expected to have a Material Adverse Effect or (2) threatening to revoke any license, franchise, permit or authorization of any Governmental Authority which would have a Material Adverse Effect.

                (i) Taxes. ToolTex has paid and discharged in all material respects, or has reserved on the Financial Statements or its books and records in all material respects, all Taxes required to be paid and currently due, as of the Closing Date in respect of the business and operations of ToolTex, during the period when Seller owned 100% of the ToolTex Shares and ToolTex has filed all Tax Returns required in connection therewith to be filed where the failure to file such reports and returns would have a Material Adverse Effect on ToolTex or on the transactions contemplated hereby, and all such Tax Returns were correct and complete in all material respects. ToolTex has not, during the period when Seller owned 100% of the ToolTex Shares, executed or filed with the Internal Revenue Service or any other taxing authority, domestic or foreign, any extension or agreement extending the period for the assessment or collection of any Taxes. ToolTex is not a party to any pending action or proceeding and has not received written notice of any audit or review of any Tax Return or report which would result in the imposition of any material Tax upon ToolTex. The Internal Revenue Service has not asserted a claim for assessment against ToolTex. No election under Section 341(f) of the Code is in effect with respect to any of ToolTex's assets. Specifically excluded from this section is (a) personal property tax liability owed to the State of Ohio or any subdivision thereof; and (b) payroll taxes owed to Franklin County, Ohio.

                (j) Brokers. All negotiations relative to this Agreement and the transaction contemplated hereby have occurred directly between Buyer and Seller without the intervention or assistance of any brokerage or other person or entity on behalf of the parties hereto (other than to provide accounting and/or legal counsel). No party to this Agreement, nor any third party, has any right or claim to any commission, brokerage fee or other compensation relative to the negotiation of and entry into this Agreement or the transaction contemplated hereby.

            3.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller the following as of the Closing and with full understanding that such representations and warranties constitute a material inducement to Seller to enter into the transaction contemplated hereby:

                (a) Organization. Buyer is duly organized, validity existing, and is in good standing under the laws of the State of Ohio. Buyer has all requisite corporate powers and governmental authorizations to own, operate and lease its properties and assets and to carry on its business as presently conducted.

                (b) Authority of Buyer. Buyer has all requisite power and authority to execute and deliver this Agreement and any other agreement or document executed or to be executed by Buyer in connection herewith, and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and any other agreement or document executed or to be executed by Buyer in connection herewith will at Closing have been duly and validly authorized by Buyer and no further such action is required on the part of Buyer. This Agreement and any other agreement or document executed or to be executed by Buyer in connection herewith has been or will timely be duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable in accordance with its respective terms, except that enforceability hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                (c) No Conflict or Breach. The execution, delivery and performance of this Agreement and any other agreement or document delivered in connection herewith by Buyer do not and will not:

                    (i) conflict with or constitute a violation of the Articles of Incorporation or Code of Regulations or other constituent document or governing instrument of Buyer;

                    (ii) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, Governmental Authority or arbitrator applicable to or relating to Buyer or its properties or assets in any manner that would have a Material Adverse Effect; or

                    (iii) conflict with, violate or result in a breach of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any mortgage, note, indenture, deed of trust, lease, loan agreement or other agreement or instrument applicable to Buyer or its properties or assets, except for conflicts, violations, breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                (d) Consents and Approvals. No: (a) consent, approval, authorization, registration or filing with any federal, state or local judicial or Governmental Authority or administrative agency; or (b) consent, approval, authorization of or notice to any other third party, is required in connection with the valid execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated herein except such consents, approvals, authorizations and notices as to which the failure to obtain or give the same would not have a Material Adverse Effect.

                (e) Brokers. All negotiations relative to this Agreement and the transaction contemplated hereby have occurred directly between Buyer and Seller without the intervention or assistance of any brokerage or other person or entity on behalf of the parties hereto (other than to provide accounting and/or legal counsel). No party to this Agreement, nor any third party, has any right or claim to any commission, brokerage fee or other compensation relative to the negotiation of and entry into this Agreement or the transaction contemplated hereby.

                (f) Absence of Certain Changes. Neither Buyer nor any of its officers and directors, nor Paul Spurgeon in his capacity as President of ToolTex, has taken any action that has caused or would reasonably be expected to cause a breach of Seller's representations and warranties set forth in Section 3.1.

            3.3 Paul Spurgeon and Buyer's officers and directors are not aware of any facts or circumstances that would serve as the basis for a claim (regardless of the nature or legal basis for the claim) by Buyer against Seller based upon a breach of any of the representations or warranties of Seller, and Buyer shall be deemed to have waived in full any breach of any of Seller's representations or warranties of which Buyer has awareness as of the Closing.

                          ARTICLE IV - MUTUAL COVENANTS

            4.1 MUTUAL COVENANTS. Buyer and Seller each covenant and agree with each other the following:

                (a) Seller and Buyer will notify each other immediately of any litigation, arbitration or administrative proceeding pending or to its knowledge, threatened against either of them which challenges the transactions contemplated in this Agreement.

                (b) Seller and Buyer agree: (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement. The provisions of this subsection 4.1(b) shall survive the Closing of this Agreement.

                (c) Each party shall pay for its own legal and accounting fees in connection with this Agreement and the transactions contemplated hereby. Spurgeon represents that he has not submitted any such fees to Tooltex prior to closing.

                (d) Confidentiality. Following the Closing, Seller and Buyer agree to retain in confidence, and to require their employees, consultants, professional representatives and agents (collectively, "Representatives") and their subsidiaries and their subsidiaries'

Representatives, to retain in confidence, for a period of two years following the Closing, all information concerning ToolTex and its business and not use for their own benefit or disclose to any third party, or permit the use or disclosure by such Representative or subsidiaries or subsidiaries' Representative to any third party of, any such information, except that Seller and Buyer may disclose the information to those of their Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby and the preparation of appropriate Tax Returns. In making such information available to the Representatives, Seller and Buyer shall take any and all precautions necessary to ensure that the Representatives use the information only as permitted hereby. Notwithstanding the foregoing, such information may be disclosed: (i) if it is required by court order or decree or applicable law or in connection with the preparation of Tax Returns, (ii) if it is ascertainable or obtained from public or published information, or (iii) if it is received from a third party not known to Seller or Buyer to be under an obligation to keep such information confidential. If Seller or Buyer shall be required to make disclosure of any such information by operation of law (other than in connection with the preparation of Tax Returns), Seller shall give Buyer, or Buyer shall give Seller, prior notice of the making of such disclosure and shall use all reasonable efforts to afford Buyer or Seller, as the case may be, an opportunity to contest the making of such disclosure.

                (e) Seller and Buyer agree that any federal, state or local taxes assessed against or payable by ToolTex as a result of the removal of the intercompany transactions between Seller and ToolTex, which is indicated by a zero balance under "Accounts Receivable from ToolTex" on the August 21, 2001 Unaudited Balance Sheet - Post-Sale Estimate attached as Exhibit 4.1(e), shall be borne one-half by Buyer and one-half by Seller. If either party intends to pay such a tax, or becomes aware of a claim by any Governmental Authority that such a tax is due and payable, it shall promptly notify the other and consult with it regarding the matter.

                           ARTICLE V - INDEMNIFICATION

            5.1 INDEMNIFICATION BY SELLER. Subject to the provisions of Section 5.5, Seller shall indemnify, defend and hold harmless Buyer and its officers, directors, employees, and agents from, against, and with respect to any and all loss, damage, claim, obligation, liability, cost and expense (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), of any kind or character (a "Loss") arising out of or in connection with any of the following:

                (a) any failure by Seller to perform or observe, or to have performed or observed, any material covenant or agreement to be performed or observed by it pursuant to this Agreement; or

                (b) any debt or liability of ToolTex incurred while Seller owned 100% for the ToolTex Shares other than Buyer's share of taxes covered by Section 4.1(e) and any claim asserted by Ken McClelland, to the extent not disclosed, provided for or reserved against, on the August 21, 2001 Unaudited Balance Sheet
- Post-Sale Estimate.

            5.2 INDEMNIFICATION BY BUYER. Subject to the provisions of Section 5.5, Buyer shall indemnify, defend and hold harmless Seller and its officers, directors, employees, agents and affiliates from, against, and with respect to any and all loss, damage, claim, obligation, liability, cost and expense (including, without limitation, reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand), of any kind or character (a "Loss") arising out of or in connection with any of the following:

                (a) any material breach of any of the representations and warranties of Buyer contained in this Agreement; or

                (b) any failure by Buyer to perform or observe, or to have performed or observed, any material covenant or agreement to be performed or observed by it pursuant to this Agreement.

            5.3 NOTICE OF CLAIM. If any third party shall notify any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnity Obligor") under this Article V, then the Indemnified Party shall, within 30 days following receipt of such Third Party Claim, promptly notify the Indemnity Obligor in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. If the Indemnified Party does not so notify the Indemnity Obligor within 30 days of its discovery of a claim for recovery, such claim shall be barred only to the extent that the Indemnity Obligor is prejudiced by such failure to notify. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted.

            5.4 DEFENSE. If the facts relating to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 15 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its commercially reasonable efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense, unless (i) the employment thereof has been specifically authorized by the Indemnity Obligor, (ii) such Indemnified Party has been advised by counsel reasonably satisfactory to the Indemnity Obligor that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnity Obligor and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel, or (iii) the Indemnity Obligor has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnified Party. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent. In the event of payment by the Indemnity Obligor to the Indemnified Party in connection with any Loss arising out of a third party claim, the Indemnity Obligor shall be subrogated to and shall stand in the place of the Indemnified Party as to any events or circumstances in respect of which the Indemnified Party may have any right or claim against such third party relating to such Loss. The Indemnified Party shall cooperate with the Indemnity Obligor in prosecuting any subrogated claim. The Indemnity Obligor will take no action in connection with any claim that would adversely affect the Indemnified Party without the consent of the Indemnified Party.

            5.5 TIME FOR CLAIMS. Any claim asserted with respect to Sections 5.1(a), 5.1(b),5.1(c) 5.2(a), or 5.2(b) must be submitted to the Indemnity Obligor in writing, or invoked in official proceedings, by the Survival Date.

                           ARTICLE VI - MISCELLANEOUS

            6.1 PAYMENT OF EXPENSES. [Deleted by agreement of the parties].


            6.2 PUBLICITY. Seller and Buyer agree that they will not make any press releases or other announcements prior to the Closing with respect to the transactions contemplated hereby, except as required by applicable law, without the prior approval of the other party.

            6.3 NOTICES. All notices, demands, requests or other communications made pursuant to, under or by virtue of this Agreement must be in writing and either hand delivered, delivered by overnight courier or telecopier or facsimile transmission, or mailed through the United States Postal Service by certified or registered mail, return receipt requested, to the party to which the notice, demand, request or communication is being made, as follows:

                To Buyer:               PK SPUR CO.
                                        Attn.: Kathy and Paul Spurgeon
                                        6160 Seeds Road
                                        Grove City, Ohio 43123-8603
                                        (614) 539-3223 (fax)


                with a copy to:         Dixon F. Miller, Esq.
                                        Kyle A. Knapp, Esq.
                                        Porter Wright Morris & Arthur, LLP
                                        41 South High Street
                                        Columbus, Ohio 43215-6194
                                        (614) 227-2100 (fax)


                To Seller:              Sonics & Materials, Inc.
                                        Attn.: Robert S. Soloff
                                        53 Church Hill Road, Suite 906
                                        Newtown, Connecticut 06470-1614
                                        (203) 270-4610 (fax)
                with a copy to:         Tyler, Cooper & Alcorn, LLP
                                        Att:  Jon T. Hirschoff, Esq.

                                        205 Church Street
                                        P.O. Box 1936
                                        New Haven, Connecticut 06509
                                        (203) 865- 7865 (fax)

or to such other address as may be hereafter designated by either Buyer or Seller by giving written notice to the other party. Any notice, demand, request or other communication shall be deemed to be given upon actual receipt in the case of hand delivery, facsimile or telecopier transmission, or delivery by overnight courier. In the event of any notice via telecopier or facsimile transmission, a hard copy shall be sent via certified mail, return receipt requested on the day of such transmission. Any such transmission received after 5:00 P.M. Eastern Standard Time shall be deemed to have been received on the next following business day. For purposes of delivering and receiving any notices, demands, requests or other communications under this Agreement, the attorneys for each party may directly contact any of the other parties hereto. The respective attorneys for Seller and/or Buyer are hereby expressly authorized to give any notice, demand, request or to make any other communication pursuant to the terms of this Agreement on behalf of their respective clients.

            6.4 GOVERNING LAW / VENUE / CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, exclusive of choice of law rules, and this Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that all parties hereto have contributed substantially and materially to the negotiation and preparation of this Agreement. The obligations of the parties are performable in Franklin County, Ohio. The venue for any legal action initiated by the Seller arising out of this Agreement shall lie in Fairfield County, Connecticut. The venue for any legal action initiated by the Buyer arising out of this Agreement shall lie in Franklin County, Ohio.

            6.5 ATTORNEY'S FEES AND COSTS. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the prevailing party shall be entitled to recover reasonable paralegal and attorneys' fees and other costs incurred in that action or proceeding, including those related to appeals, in addition to any other relief to which it may be entitled.

            6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures by facsimile transmission of this Agreement shall be acceptable and binding upon all parties.

            6.7 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void.

            6.8 THIRD PARTY BENEFICIARIES. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

            6.9 HEADINGS, PLURAL AND SINGULAR. The headings which have been used throughout this Agreement have been inserted for convenience of reference only and do not constitute matter to be construed in interpreting this Agreement. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular shall be held to include the plural, and vice versa, unless the context requires otherwise. The words "herein", "hereof", "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement including any Schedules attached hereto, and not to any particular provision or section. If the last day of any time period stated herein shall fall on a Saturday, Sunday, legal or banking holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday, legal or banking holiday. The term "business day" shall mean any day other than a Saturday, Sunday, legal or banking holiday.

            6.10 AMENDMENTS; WAIVER. Any amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by both parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No failure on the part of either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof. The remedies herein are cumulative and not exclusive of any remedies provided by law.

            6.11 INTEGRATION. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof, and is the complete, final, exclusive and entire understanding between the parties with respect to the subject matter hereof, and supersedes all previous contracts, agreements, and understandings of the parties, either oral or written. All of the Exhibits referenced in this Agreement are incorporated into this Agreement by such reference thereto and made a part hereof.

            6.12 PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall be declared invalid and unenforceable by a court of competent jurisdiction, such term or provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such term or provision shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

            6.13 FURTHER ACTS. In addition to the acts recited in this Agreement to be performed by the parties hereto, Buyer and Seller agree to perform or cause to be performed at or after the Closing any and all such further acts as may be reasonably necessary to consummate the transaction contemplated hereby.

            6.14 SURVIVAL. Notwithstanding any provisions of this Agreement to the contrary, the warranties and representations of the parties shall expressly survive Closing until the date ("the Survival Date")(a) ninety days after the Closing for general claims and (b) until the expiration of the statute of limitations for tax claims under Section 3.1(i) which arise from the period during which Seller owned 100% of the ToolTex Shares.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

                                      BUYER:

                                      PK SPUR CO., an Ohio corporation

                                      By:_____________________________________
                                      Printed Name:___________________________
                                      Its:____________________________________
                                      Date:___________________________________

                                      By:_____________________________________
                                      Printed Name:___________________________
                                      Its:____________________________________
                                      Date:___________________________________


                                      SELLER:

                                      ---------------------------------------
                                      Sonics & Materials, Inc.
                                      Date:__________________________________

                                      By:____________________________________
                                      Printed Name:__________________________
                                      Its:___________________________________
                                      Date:__________________________________

                                    Exhibits


        2.2(a)-1        Term Note (see Closing document # III(3))

        2.2(a)-2 Agreement of Guaranty and Suretyship [for execution by Paul Spurgeon] (see Closing document # III(4))

        2.2(a)-3 Agreement of Guaranty and Suretyship [for execution by Tooltex] (see Closing document # III(5))

        2.2(a)-4        Security Agreement (see Closing document # III(6))

        4.1(e)          The August 21, 2001 Unaudited Balance Sheet - Post-Sale
                        Estimate.